UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: October 15, 2008

AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

AMR Corporation (the Company) is furnishing herewith a press release issued on October 15, 2008 by the Company as Exhibit 99.1, which is included herein.  This press release was issued to report the Company’s third quarter 2008 results.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

	Exhibit 99.1	Press Release of the Company dated October 15, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  October 15, 2008

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release

CONTACT:   Andy Backover
         Corporate Communications
         Fort Worth, Texas
         817-967-1577
         corp.comm@aa.com

FOR RELEASE:  Wednesday, October 15, 2008

Detailed financial information follows:
Editor's Note:  A live Webcast reporting third quarter results will be broadcast on the Internet on Oct. 15 at 2 p.m. EDT (Windows Media Player required for viewing)

AMR CORPORATION REPORTS A THIRD QUARTER PROFIT OF $45 MILLION

EXCLUDING SPECIAL ITEMS, COMPANY RECORDED A THIRD QUARTER NET LOSS OF $360 MILLION AS HIGHER FUEL PRICES DROVE $1.1 BILLION IN INCREASED FUEL EXPENSE COMPARED TO A YEAR AGO

Third Quarter 2008 Mainline Unit Revenue Increased 10.9 Percent Year Over Year

AMR Responds to Ongoing Fuel and Economic Concerns While Continuing Its Efforts to Position the Company for Long-Term Success:

•	Consolidated capacity expected to be more than 9 percent lower in 2009 than 2007; mainline domestic capacity in 2009 expected to be about 14 percent lower than 2007
•
Announces intent to acquire an initial 42 Boeing 787-9 aircraft scheduled for delivery from 2012 to 2018, with right to purchase up to 58 additional 787s that may be scheduled for delivery from 2015 to 2020

o	787 agreement would support wide-body replacement and future growth expected after American, British Airways and Iberia achieve antitrust immunity and implement joint business agreement
•	Obtains financing for 20 previously ordered Boeing 737-800s scheduled to be delivered in 2009

FORT WORTH, Texas – AMR Corporation, the parent company of American Airlines, Inc., today reported a net profit of $45 million for the third quarter of 2008, or $0.17 per diluted share.
The results for the third quarter of 2008 include the impact of several special items. The Company recorded a $432 million gain from the sale of American Beacon Advisors. The Company also recorded $27 million in one-time severance and aircraft charges related to its fall 2008 capacity reduction.  Going forward, the Company expects remaining special charges of approximately $121 million for this event, primarily representing the present value of remaining lease payments on A300 aircraft at the time these aircraft are permanently retired, as previously announced by the Company.
Excluding the special items, the Company reported a loss of $360 million, or $1.39 per diluted share, in the third quarter.
The current quarter results compare to a net profit of $175 million for the third quarter of 2007, or $0.61 per diluted share, which included the impact of a $40 million charge for additional salary and benefit expense accruals as previously disclosed.
Historically high and volatile jet fuel prices contributed significantly to the Company’s loss in the third quarter of 2008. AMR paid $3.57 per gallon for jet fuel in the third quarter compared to $2.17 a gallon in the third quarter of 2007, a 64 percent increase. As a result, the Company paid $1.1 billion more for fuel in the third quarter of 2008 than it would have paid at prevailing prices from the prior-year period.
“While fuel prices have fallen from record high levels a few months ago, the economic uncertainty, and what that might mean for travel demand, is a serious concern,” said AMR Chairman and CEO Gerard Arpey. “It would also be shortsighted to conclude that fuel prices, which remain volatile, are no longer a challenge. The good news is that, in response to fuel and economic concerns, we took action earlier this year to reduce seat supply, retire inefficient aircraft, and drive revenue, and those efforts have gained traction. Our progress in bolstering our liquidity also has been critical given the turmoil in the credit markets. Still, the uncertainty ahead requires additional steps, including several that we have outlined today, as we work to overcome our near-term challenges while staying focused on securing our long-term future for the benefit of shareholders, customers and employees.”
Arpey highlighted several actions that illustrate the Company’s efforts to address its short-term and long-term needs:
•	The Company plans to continue to exercise capacity discipline in 2009.
•
Consolidated system capacity is expected to decline more than 9 percent compared to 2007 levels and is expected to decline by approximately 6 percent compared to 2008 levels, largely achieved through the carry-forward impact of capacity reductions taken in late 2008.

•
Mainline capacity is expected to decline approximately 9 percent compared to 2007 levels and decline approximately 5.5 percent compared to 2008 levels. Domestic capacity is expected to decline approximately 14 percent compared to 2007 and approximately 8.5 percent compared to 2008. International capacity is expected to be about flat with 2007 levels and nearly 1 percent less than in 2008.

•	Regional affiliate capacity is expected to decline by about 14.5 percent compared to 2007 levels and decline approximately 9.5 percent compared to 2008.
American also announced today that it has entered into a purchase agreement with Boeing under which American intends to acquire an initial 42 Boeing 787-9 aircraft scheduled for delivery beginning in 2012 and ending in 2018, with the right to purchase up to 58 additional 787 aircraft that may be scheduled for delivery beginning in 2015 and ending in 2020. The purchase of the initial 42 787-9 aircraft is subject to certain contingency provisions. (The Company provided more details about the 787 purchase agreement in a separate press release that is available on the Company’s Web site at www.aa.com.)
Arpey said the agreement would support American’s wide-body replacement as well as the international growth that is expected after American, British Airways and Iberia achieve antitrust immunity, which is subject to regulatory approval, and implement a joint business agreement for flights between North America and Europe. In August, the three airlines – along with fellow oneworld alliance members Finnair and Royal Jordanian – applied for antitrust immunity with the U.S. Department of Transportation.
In addition, American said today that it has obtained new financing for 20 previously-ordered Boeing 737-800 aircraft that are scheduled for delivery in 2009. The financing, which is subject to certain terms and conditions, is structured as a sale-leaseback transaction. In the third quarter, American also announced that it had obtained a backstop financing commitment that allows American to finance a significant portion of its 76 737 deliveries in 2009 and 2010. With the new sale-leaseback financing, and should American choose to utilize the backstop facility, American would have financing commitments covering its 737 deliveries into the second half of 2010.

Financial and Operational Performance
American’s mainline passenger revenue per available seat mile (unit revenue) increased by 10.9 percent in the third quarter compared to the year-ago quarter.
Mainline capacity, or total available seat miles, in the third quarter decreased 3.0 percent compared to the same period in 2007, as the Company continued to remove unprofitable flying from its schedule.
American's mainline load factor – or the percentage of total seats filled – was 82.2 percent during the third quarter, compared to 83.9 percent in the third quarter of 2007.
Third-quarter yield for the company, which represents average fares paid, increased 13.2 percent compared to the third quarter of 2007, its 14th consecutive quarter of year-over-year yield increases.
AMR reported third quarter consolidated revenues of approximately $6.4 billion, an increase of 8.0 percent year over year. Other revenues, including sales from such sources as confirmed flight changes, purchased upgrades, Buy-on-Board food services, and bag fees, increased 14.3 percent year over year to $577 million in the third quarter, compared to the third quarter of 2007.
American's mainline cost per available seat mile (unit cost), excluding special items, in the third quarter of 2008 increased 22.6 percent year over year. Excluding fuel and special items, mainline unit costs in the third quarter of 2008 increased by 4.3 percent year over year, due to costs associated with the Company’s capacity reductions, higher material and repair costs, facility expenses, and foreign exchange rates.

Balance Sheet Update
AMR took numerous steps to bolster its liquidity in the third quarter. It raised approximately $300 million through the sale of equity, raised approximately $500 million from aircraft mortgage transactions, closed the sale of American Beacon Advisors for total consideration of $480 million, and drew its $255 million revolving credit facility.
AMR ended the third quarter of 2008 with $5.1 billion in cash and short-term investments, including a restricted balance of $456 million. At the end of the third quarter of 2007 AMR had $5.8 billion in cash and short-term investments, including a restricted balance of $447 million.
AMR’s Total Debt, which it defines as the aggregate of its long-term debt, capital lease obligations, the principal amount of airport facility tax-exempt bonds, and the present value of aircraft operating lease obligations, was $15.4 billion at the end of the third quarter of 2008, compared to $16.6 billion at the end of the third quarter of
2007. AMR’s Net Debt, which it defines as Total Debt less unrestricted cash and short-term investments, was $10.7 billion at the end of the third quarter of 2008, compared to $11.2 billion at the end of the third quarter of 2007.
As of July 15, AMR had contributed $78 million to its employees’ defined benefit pension plans in 2008. Since the beginning of 2002 AMR has contributed more than $2 billion to its employee defined benefit pension plans.

Third Quarter and Recent Highlights
•
American was ranked as one of the Top 60 Companies for Hispanics, according to Hispanic Business magazine, for its diversity initiatives and its dedication to the Hispanic community. Hispanic Business uses several variables that measure U.S. companies’ commitment to Hispanic hiring, promotion, marketing, philanthropy, and supplier diversity.

•
American was named “North America’s Leading Airline” at the 2008 World Travel Awards. Nearly 170,000 travel professionals around the world were solicited for their input, with their votes determining the winner.

•
American and Susan G. Komen for the Cure®, the world’s largest breast cancer organization, announced an expanded partnership. American became Komen’s official airline, first-ever Lifetime Promise Partner, and premier contributor of Komen’s new category of grants – Promise Grants.  As part of the partnership, six of American’s aircraft and two American Eagle jets now display the special co-branded pink-ribbon motif.

Guidance

Capacity
AMR expects its full-year mainline capacity to decrease by 3.7 percent in 2008 compared to 2007, with a 6.2 percent reduction in domestic capacity and a 0.6 percent increase in international capacity compared to 2007 levels.  On a consolidated basis, AMR expects full-year capacity to decrease by 3.9 percent in 2008 compared to 2007.
AMR expects mainline capacity in the fourth quarter of 2008 to decrease by 8.3 percent year over year, with domestic capacity expected to decline by 12.5 percent and international capacity expected to decline by 0.6 percent compared to fourth quarter 2007 levels. It expects consolidated system capacity to decrease by 8.4 percent in the fourth quarter of 2008 compared to the prior-year period.
AMR expects regional affiliate capacity to decline by 10.8 percent in the fourth quarter of 2008 compared to the prior-year period and expects 2008 regional affiliate capacity to decline by 5.7 percent compared to 2007 levels.

Fuel Expense and Hedging
While the cost of jet fuel remains very volatile, AMR is planning for an average system price of $2.76 per gallon in the fourth quarter of 2008 and $3.07 per gallon for all of 2008. AMR has 38 percent of its anticipated fourth quarter 2008 fuel consumption capped at an average crude equivalent of $116 per barrel (jet fuel equivalent of $3.33 per gallon), with 37 percent of its anticipated full-year consumption capped at an average crude equivalent of $91 per barrel (jet fuel equivalent of $2.78 per gallon). Consolidated consumption for the fourth quarter is expected to be 707 million gallons of jet fuel.

Mainline and Consolidated Unit Costs (excluding special items)
For the fourth quarter of 2008, mainline unit costs are expected to increase 9.9 percent compared to the fourth quarter of 2007, while fourth quarter consolidated unit costs are expected to increase 9.8 percent compared to the fourth quarter of 2007.
In the fourth quarter of 2008, mainline unit costs excluding fuel are expected to increase 7.7 percent year over year while consolidated unit costs excluding fuel are expected to increase 7.8 percent from the fourth quarter of 2007. The fourth quarter 2008 unit cost expectations reflect cost pressures associated with the Company’s previously announced capacity reductions.
Full-year mainline unit costs are expected to increase 16.8 percent in 2008 compared to 2007, while full-year consolidated unit costs are expected to increase 16.6 percent in 2008 compared to 2007.
AMR expects mainline unit costs excluding fuel to be 4.9 percent higher in 2008 versus 2007, while 2008 consolidated unit costs excluding fuel are expected to increase 5.2 percent year over year.

Editor’s Note: AMR’s Chairman and Chief Executive Officer, Gerard Arpey, and its Executive Vice President and Chief Financial Officer, Thomas Horton, will make a presentation to analysts during a teleconference on Wednesday, Oct. 15, at 2 p.m. EDT.  Following the analyst call, they will hold a question-and-answer conference call for media.  Reporters interested in listening to the presentation or participating in the media Q&A should call 817-967-1577.

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events.  When used in this release, the words "expects," "plans,"
"anticipates," “indicates,” “believes,” “forecast,” “guidance,” “outlook,” "may," "will," "should," “seeks,” “targets” and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe the Company's objectives, plans or goals are forward-looking statements.  Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; fleet plans; overall economic and industry conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.  All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations.  The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements:  the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and reduce its costs; changes in economic and other conditions beyond the
Company’s control, and the volatile results of the Company’s operations; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely and increasingly competitive business environment faced by the Company; industry consolidation; competition with reorganized carriers; low fare levels by historical standards and the Company’s reduced pricing power; the Company’s need to raise substantial additional funds and its ability to do so on acceptable terms; changes in the Company’s corporate or business strategy; government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties.  Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Detailed financial information follows:

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(as reclassified)
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Percent
	2008	2007	Change
Revenues
Passenger - American Airlines	$4,946	$4,598	7.6
- Regional Affiliates	668	648	3.1
Cargo	230	196	17.3
Other revenues	577	504	14.3
Total operating revenues	6,421	5,946	8.0

Expenses
Aircraft fuel	2,722	1,743	56.1
Wages, salaries and benefits	1,633	1,721	(5.1)
Other rentals and landing fees	344	328	4.9
Depreciation and amortization	289	307	(5.8)
Maintenance, materials and repairs	304	274	11.0
Commissions, booking fees and credit card expense	264	270	(2.2)
Aircraft rentals	122	148	(16.8)
Food service	135	139	(3.2)
Special charges	27	-	*
Other operating expenses	797	697	14.3
Total operating expenses	6,637	5,627	18.0

Operating Income (Loss)	(216)	319	*

Other Income (Expense)
Interest income	37	90	(59.0)
Interest expense	(190)	(227)	(16.3)
Interest capitalized	10	3	*
Miscellaneous – net	404	(10)	*
	261	(144)	*

Income Before Income Taxes	45	175	(74.3)
Income tax	-	-	-
Net Income	$45	$175	(74.3)

Earnings Per Share
Basic	$0.17	$0.70
Diluted	$0.17	$0.61

Number of Shares Used in Computation
Basic	258	249
Diluted	268	300

*      Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(as reclassified)
 (Unaudited)

	Three Months Ended September 30,		Percent
	2008	2007	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	34,491	36,290	(5.0)
Available seat miles (millions)	41,965	43,271	(3.0)
Cargo ton miles (millions)	509	514	(1.0)
Passenger load factor	82.2%	83.9%	(1.7) pts
Passenger revenue yield per passenger mile (cents)	14.34	12.67	13.2
Passenger revenue per available seat mile (cents)	11.79	10.63	10.9
Cargo revenue yield per ton mile (cents)	45.16	38.14	18.4
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	13.99	11.45	22.2
Fuel consumption (gallons, in millions)	690	725	(4.9)
Fuel price per gallon (cents)	356.7	216.5	64.8

Regional Affiliates
Revenue passenger miles (millions)	2,293	2,611	(12.2)
Available seat miles (millions)	3,305	3,442	(4.0)
Passenger load factor	69.4%	75.9%	(6.5) pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	71,000	72,000
Other	13,100	13,800
Total	84,100	85,800

(1)	Excludes $798 million and $701 million of expense incurred related to Regional Affiliates in 2008 and 2007, respectively.

       AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Three Months Ended September 30, 2008
Entity Results	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change

DOT Domestic	11.17	7.7%	26.1	(5.0)%
International	12.81	15.7	15.9	0.4
DOT Latin America	13.58	19.7	7.4	1.8
DOT Atlantic	12.20	11.5	6.7	(1.4)
DOT Pacific	11.86	13.8	1.7	1.8

American Airlines, Inc.	Three Months Ended September 30, 2008
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	82.8	(2.0)%	13.49	10.3%
International	81.2	(1.1)	15.77	17.2
DOT Latin America	80.9	0.3	16.79	19.3
DOT Atlantic	81.3	(2.1)	14.99	14.3
DOT Pacific	82.0	(2.6)	14.46	17.5

1 Revenue per Available Seat Mile
2 Available Seat Miles

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended September 30,
(in millions, except as noted)	2008	2007

Total operating expenses	$6,670	$5,657
Less: Operating expenses incurred related to Regional Affiliates	798	701
Operating expenses excluding expenses incurred related to Regional Affiliates	$5,872	$4,956
American mainline jet operations available seat miles	41,965	43,271
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	13.99	11.45

Percent change	22.2%

American Airlines, Inc. Mainline Jet Operations	Three Months Ended September 30,
(in millions, except as noted)	2008	2007

Total operating expenses	$6,670	$5,657
Less: Operating expenses incurred related to Regional Affiliates	798	701
Operating expenses excluding expenses incurred related to Regional Affiliates	$5,872	$4,956
American mainline jet operations available seat miles	41,965	43,271

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	13.99	11.45
Less: Impact of special items (cents)	0.06	0.09
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items (cents)	13.93	11.36

Percent change	22.6%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended September 30,
(in millions, except as noted)	2008	2007

Total operating expenses	$6,670	$5,657
Less: Operating expenses incurred related to Regional Affiliates	798	701
Operating expenses excluding expenses incurred related to Regional Affiliates	$5,872	$4,956
American mainline jet operations available seat miles	41,965	43,271

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	13.99	11.45
Less: Fuel cost per available seat mile (cents)	5.87	3.63
Less: Impact of special items (cents)	0.06	0.09
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items, and fuel expense (cents)	8.06	7.73

Percent change	4.3%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Calculation of Net Debt	As of September 30,
(in millions, except as noted)	2008	2007

Current and long-term debt	$10,415	$11,155
Current and long-term capital lease obligations	711	837
Principal amount of certain airport facility tax-exempt bonds and the present value of aircraft operating lease obligations	4,235	4,585
	15,361	16,577
Less: Unrestricted cash and short-term investments	4,621	5,390
Net Debt	$10,740	$11,187

Note:  The Company believes the net debt metric assists investors in understanding changes in the Company’s liquidity and the results of its efforts to build a financial foundation under the Company’s Turnaround Plan.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)
American Airlines, Inc. Mainline Jet Operations	Estimate for Year Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile, excluding Regional Affiliates (cents) Less: Impact of special items (cents)	13.88 0.65	11.38 0.06
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items (cents)	13.23	11.32

Percent change	16.8%

American Airlines, Inc. Mainline Jet Operations	Estimate for Year Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile, excluding Regional Affiliates (cents) Less: Fuel expense per available seat mile (cents) Less: Impact of special items (cents)	13.88 5.06 0.65	11.38 3.53 0.06
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items, and fuel expense (cents)	8.17	7.79

Percent change	4.9%

American Airlines, Inc. Mainline Jet Operations	Estimate for Three Months Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile, excluding Regional Affiliates (cents) Less: Impact of special items (cents)	13.04 -	12.01 0.15
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items (cents)	13.04	11.86

Percent change	9.9%

American Airlines, Inc. Mainline Jet Operations	Estimate for Three Months Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile, excluding Regional Affiliates (cents) Less: Fuel expense per available seat mile (cents) Less: Impact of special items (cents)	13.04 4.56 -	12.01 3.99 0.15
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items, and fuel expense (cents)	8.48	7.87

Percent change	7.7%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation	Estimate for Year Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile (cents) Less: Impact of special items (cents)	14.59 0.67	11.98 0.05
Operating expenses per available seat mile, excluding impact of special items (cents)	13.92	11.93

Percent change	16.6%

AMR Corporation	Estimate for Year Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile (cents) Less: Fuel expense per available seat mile (cents) Less: Impact of special items (cents)	14.59 5.20 0.67	11.98 3.64 0.05
Operating expenses per available seat mile, excluding impact of special items and fuel expense (cents)	8.72	8.29

Percent change	5.2%

AMR Corporation	Estimate for Three Months Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile (cents) Less: Less impact of special items (cents)	13.69 -	12.61 0.14
Operating expenses per available seat mile, excluding impact of special items (cents)	13.69	12.47

Percent change	9.8%

AMR Corporation	Estimate for Three Months Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile (cents) Less: Fuel expense per available seat mile (cents) Less: Impact of special items (cents)	13.69 4.67 -	12.61 4.11 0.14
Operating expenses per available seat mile, excluding impact of special items and fuel expense (cents)	9.02	8.36

Percent change	7.8%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation	Three Months Ended September 30,
(in millions, except as noted)	2008	2007

Net Income/(Loss)	45	175
Less: Impact of special items	(405)	40
Net Income/(Loss), excluding impact of special items	(360)	215
Earnings/(Loss) Per Share
Basic	(1.39)	0.86
Diluted	(1.39)	0.74

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)
AMR Corporation
Reclassification of AAdvantage Mileage Third-Party Sales Revenue
	Three Months Ended March 31, 2007
(in millions, except as noted)	As Reported	Reclassified

Passenger revenue - American Airlines	$4,326	$4,176
Other revenues	342	492
Total	$4,668	$4,668

Available seat miles	41,691	41,691

Passenger revenue per available seat mile (cents)	10.38	10.02

	Three Months Ended June 30, 2007
(in millions, except as noted)	As Reported	Reclassified

Passenger revenue - American Airlines	$4,673	$4,525
Other revenues	348	496
Total	$5,021	$5,021

Available seat miles	42,647	42,647

Passenger revenue per available seat mile (cents)	10.96	10.61

	Three Months Ended September 30, 2007
(in millions, except as noted)	As Reported	Reclassified

Passenger revenue - American Airlines	$4,750	$4,598
Other revenues	352	504
Total	$5,102	$5,102

Available seat miles	43,271	43,271

Passenger revenue per available seat mile (cents)	10.98	10.63

	Three Months Ended December 31, 2007
(in millions, except as noted)	As Reported	Reclassified

Passenger revenue - American Airlines	$4,486	$4,352
Other revenues	363	497
Total	$4,849	$4,849

Available seat miles	42,297	42,297

Passenger revenue per available seat mile (cents)	10.61	10.29

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,		Percent
	2008	2007	Change
Revenues
Passenger - American Airlines	$14,060	$13,299	5.7
- Regional Affiliates	1,932	1,864	3.6
Cargo	678	597	13.6
Other revenues	1,627	1,492	9.0
Total operating revenues	18,297	17,252	6.1

Expenses
Aircraft fuel	7,195	4,797	50.0
Wages, salaries and benefits	4,935	5,047	(2.2)
Other rentals and landing fees	985	970	1.4
Depreciation and amortization	922	892	3.3
Commissions, booking fees and credit card expense	780	787	(0.9)
Maintenance, materials and repairs	943	790	19.3
Aircraft rentals	372	451	(17.4)
Food service	395	399	(1.0)
Special charges	1,191	-	*
Other operating expenses	2,272	2,085	9.2
Total operating expenses	19,990	16,218	23.3

Operating Income (Loss)	(1,693)	1,034	*

Other Income (Expense)
Interest income	138	257	(46.4)
Interest expense	(569)	(703)	(19.1)
Interest capitalized	23	17	39.5
Miscellaneous – net	370	(32)	*
	(38)	(461)	(91.8)

Income (Loss) Before Income Taxes	(1,731)	573	*
Income tax	-	-	-
Net Income (Loss)	$(1,731)	$573	*

Earnings (Loss) Per Share
Basic	$(6.84)	$2.35
Diluted	$(6.84)	$1.98

Number of Shares Used in Computation
Basic	253	244
Diluted	253	300

*	Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Nine Months Ended September 30,		Percent
	2008	2007	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	101,378	104,534	(3.0)
Available seat miles (millions)	124,735	127,609	(2.3)
Cargo ton miles (millions)	1,547	1,574	(1.7)
Passenger load factor	81.3%	81.9%	(0.6) pts
Passenger revenue yield per passenger mile (cents)	13.87	12.72	9.0
Passenger revenue per available seat mile (cents)	11.27	10.42	8.2
Cargo revenue yield per ton mile (cents)	43.83	37.91	15.6
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	14.15	11.17	26.6
Fuel consumption (gallons, in millions)	2,058	2,129	(3.4)
Fuel price per gallon (cents)	315.9	203.0	55.6

Regional Affiliates
Revenue passenger miles (millions)	6,835	7,468	(8.5)
Available seat miles (millions)	9,685	10,096	(4.1)
Passenger load factor	70.6%	74.0%	(3.4) pts

(1)	Excludes $2.4 billion and $2.1 billion of expense incurred related to Regional Affiliates in 2008 and 2007, respectively.

AMR Reports Third Quarter 2008 Financial Results
Oct. 15, 2008
Page

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Nine Months Ended September 30, 2008
Entity Results	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change

DOT Domestic	10.90	5.9%	78.0	(4.1)%
International	11.90	11.7	46.7	0.9
DOT Latin America	12.59	13.8	22.9	2.7
DOT Atlantic	11.26	8.1	18.7	(0.8)
DOT Pacific	11.15	14.5	5.0	(0.5)

1 Revenue per Available Seat Mile
2 Available Seat Miles

American Airlines, Inc.	Nine Months Ended September 30, 2008
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	82.4	(1.1)%	13.21	7.3%
International	79.3	0.2	15.01	11.4
DOT Latin America	78.8	1.4	15.97	11.7
DOT Atlantic	79.0	(1.0)	14.25	9.4
DOT Pacific	82.7	(0.8)	13.49	15.6

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Nine Months Ended September 30,
(in millions, except as noted)	2008	2007

Total operating expenses	$20,070	$16,335
Less: Operating expenses incurred related to Regional Affiliates	2,423	2,078
Operating expenses excluding expenses incurred related to Regional Affiliates	$17,647	$14,257
American mainline jet operations available seat miles	124,735	127,609

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	14.15	11.17

Percent change	26.6%

Current AMR Corp. news releases can be accessed on the Internet.
The address is:  http://www.aa.com

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